                                                            EXHIBIT 11.1

                                                     ELEXSYS INTERNATIONAL, INC.
                                   COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                         (In thousands of dollars, except per share amounts)
                                                                             Three Months Ended                 Six Months Ended

                                                                          March 29,        March 30,       March 29,       March 30,
                                                                             1997             1996            1997           1996
                                                                          ---------        ---------       ---------       ---------
Net Income                                                                 $  768           $2,229           $3,407         $4,239
                                                                           ======           ======           ======         ======

Earnings per common share and common share
equivalents:
Primary                                                                    $ 0.08           $ 0.23           $ 0.35         $ 0.44
Fully diluted                                                              $ 0.08           $ 0.23           $ 0.35         $ 0.44
                                                                           ======           ======           ======         ======

Weighted average common and dilutive common equivalent shares outstanding:

Primary
  Weighted average common shares outstanding                                9,408            9,129            9,368          9,074
  Common shares relating to stock options                                     462              423              456            439
                                                                           ------           ------           ------         ------
  Weighted average common and common
  equivalent shares outstanding                                             9,870            9,552            9,824          9,513
                                                                           ======           ======           ======         ======

Fully Diluted
  Weighted average common shares outstanding                                9,408            9,129            9,368          9,074
  Common shares relating to stock options                                     462              423              456            439
                                                                           ------           ------           ------         ------

  Weighted average common and common
  equivalent shares outstanding                                             9,870            9,552            9,824          9,513
                                                                           ======           ======           ======         ======

     Refer to Note 3 captioned "Earnings Per Share" of Notes to Consolidated Financial Statements in the Company's Form 10-Q for the quarterly period ended March 29, 1997 for additional discussion of earnings per share.

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